April 21, 2011

Tecumseh Products Company
Tecumseh Products of Canada, Limited
Tecumseh Compressor Company
Evergy, Inc.

Re: Advances made by PNC Bank, National Association (“PNC”) and the other financial institutions (together with PNC, the “Lenders") now or hereafter party to the Revolving Credit and Security Agreement dated as of the date hereof (the “Credit Agreement") among Lenders, PNC as agent for the Lenders (PNC in such capacity, “Agent"), Tecumseh Products Company (“Tecumseh Products"), Tecumseh Products of Canada, Limited (“Tecumseh Products Canada”), Tecumseh Compressor Company (“Tecumseh Compressor”) and Evergy, Inc. (“Evergy”; and together with Tecumseh Products, Tecumseh Products Canada, and Tecumseh Compressor, the “Borrowers"). Capitalized terms used but not defined in this letter have the meanings given in the Credit Agreement.

Ladies and Gentlemen:

As an accommodation to Borrowers, the Agent and the Lenders have, on this day, permitted Borrowers to execute certain documents, agreements and instruments relating to the above-referenced transaction. Borrowers acknowledge that certain conditions precedent are to be satisfied before the Agent and the Lenders fund the initial Advances under to the Credit Agreement. As of the above date, the following conditions have not been satisfied (the “Conditions"):

1.	Delivery by Borrowers to Agent of the following with respect to 5424 Highway 145 South, Verona, Mississippi (“Mississippi Property”):

a.	A Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing executed by Tecumseh Products in favor of a trustee for the benefit of Agent and Lenders to secure the Obligations (the “Leasehold Deed of Trust”).

b.	The consent of Lee County, Mississippi to the Leasehold Deed of Trust under the Lease dated August 22, 1975 (the “Leasehold Deed of Trust Consent”).

c.	A landlord waiver executed by Lee County in favor of Agent.

d.	An Environmental Indemnity Agreement executed by Tecumseh Products (the “Mississippi EIA”), which will be substantially in the same form as the Environmental Indemnity Agreement executed by Evergy.

e.	The lease between Tecumseh Products and Tecumseh Compressor (the “Tecumseh Compressor Sublease”).

f.	A Subordination of Real Estate Lease agreement executed by Tecumseh Compressor with respect to the Tecumseh Compressor Sublease (the “Tenant Subordination Agreement”).

2.	Delivery by Borrowers to Agent of a satisfactory lenders loss payable endorsement with respect to Borrowers’ marine cargo insurance policy in the form previously received by Agent.

3.	A filed copy of a termination statement with respect to Financing Statement No. 2010115914-8 filed on August 27, 2010 against Tecumseh Products by Citibank, N.A.

4.	Make the Perfection Certificates for each Borrower and the Schedules to the Credit Agreement that were delivered to Agent accurate and consistent with each other.

5.	Schedules to the Pledge Agreement satisfactory to Agent and Lenders.

6.	Original stock certificates and assignments separate from certificates for stock subject to the Pledge Agreement if appropriate based on the disclosures in the Pledge Agreement Schedules.

7.	Fully-executed control agreements satisfactory to Agent and Lenders with respect to the following accounts:

a.	Lockbox account at JPMorgan Chase, Account No. 93068.

b.	Lockbox account at JPMorgan Chase, Account No. 5491401.

c.	Investment account at JPMorgan Chase, Account No. 5016101.

Borrowers acknowledge and agree that Agent and Lenders have no obligation to fund any Advances under the Credit Agreement until the conditions in Sections 8.1 and 8.2 of the Credit Agreement and the Conditions are satisfied to Agent’s satisfaction.

Borrowers informed Agent and Lenders that Lee County, Mississippi has indicated that it will not make a decision on whether to consent to the Leasehold Deed of Trust until early May 2011, and Borrowers requested that Agent and Lenders waive the following Conditions if Lee County’s consent is not obtained: delivery of the Leasehold Deed of Trust, and (the following being referred to as the “Leasehold Deed of Trust Related Items”) the Leasehold Deed of Trust Consent, the Mississippi EIA, and the Tenant Subordination Agreement. PNC, as Agent and as a Lender, will promptly request of its credit approval committee that it modify the credit approval for Borrowers to provide that Agent will not have the Leasehold Deed of Trust and will not receive the Leasehold Deed of Trust Related Items, if, despite Borrowers’ good faith efforts, Borrowers cannot obtain the Leasehold Deed of Trust Consent. There can be no assurance that the committee will agree to the modification.

Please acknowledge your consent to the foregoing by signing below.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION,
as the Agent and a Lender

By:
Todd Milenius, Vice President

Consented to this        day of April, 2011

TECUMSEH PRODUCTS COMPANY,
TECUMSEH PRODUCTS OF CANADA, LIMITED,

TECUMSEH COMPRESSOR COMPANY,
EVERGY, INC.

By:
James J. Connor, Vice President,
Chief Financial Officer and Secretary